Exhibit 99.2

# Alliance Data announces spinoff of LoyaltyOne segment

## Spinoff is expected to be tax-free and will create two independent, publicly traded companies

| | |
|---|---|
| **Rationale** | • Aligns with our strategic transformation to deliver long-term, sustainable growth<br>• Positions both companies to invest deeper in their unique growth opportunities<br>• Transaction expected to strengthen Alliance Data's balance sheet and improve key ratios<br>• Creates standalone data-driven, tech-enabled loyalty solutions provider, "Spinco" |
| **Leadership** | • Ralph Andretta will remain president and CEO of Alliance Data<br>• Charles Horn will continue to lead LoyaltyOne and will be named CEO of Spinco<br>• Board of Directors will be established for Spinco and announced in the coming months<br>• No resulting change to Alliance Data Board of Directors |
| **Timing** | • Announced on May 12, 2021<br>• Form 10 is expected to be filed with the SEC in Q3 2021<br>• Spinoff is expected to be completed in Q4 2021, subject to market conditions and satisfaction of regulatory requirements |
| **Balance Sheet** | • Spinco will raise debt capital and distribute the funds to Alliance Data as part of the spin, for Alliance Data corporate debt reduction<br>• Alliance Data retains ~19% non-controlling interest in Spinco, with the intent to monetize that stake as appropriate for Alliance Data corporate debt reduction<br>• 4.75% Senior Notes due 2024 & 7.00% Senior Notes due 2026 to remain with Alliance Data |

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